UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report:  October 13, 2016

(Date of earliest event reported)

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

458 Brannan Street, San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 374-7782
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

Invitae Corporation (the “Company”) announced that it entered into a national provider agreement for laboratory services with UnitedHealthcare Insurance Company, effective January 1, 2017.

The Company previously announced on September 13, 2016 that it had entered into a provider agreement for laboratory services with the California affiliate of another major U.S. payer, and since then it has entered into agreements with other regional affiliates of this payer as well, including Georgia and the central region of Indiana, Kentucky, Missouri, Ohio and Wisconsin.

The addition of these provider agreements, once effective, brings the Company’s total lives in network to over 150 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2016

INVITAE CORPORATION

	By:	/s/ Lee Bendekgey
	Name:	Lee Bendekgey
	Title:	Chief Financial Officer, General Counsel and Secretary